Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-191617 on Form S-1 of our report dated August 8, 2013 (September 25, 2013 as to Note 12 and October 17, 2013 as to Note 13) relating to the consolidated financial statements of zulily, inc. and subsidiary, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Seattle, Washington

October 25, 2013